Exhibit 99.1

Ixia Completes Acquisition of BreakingPoint Systems, Inc.

Acquisition of cyber security leader rounds out end-to-end solution for network monitoring, testing and optimization

CALABASAS, Calif.— Aug. 24, 2012 — Ixia (Nasdaq: XXIA) announced today that it has completed the previously announced acquisition of BreakingPoint Systems, Inc. (“BreakingPoint”), a leader in network security testing and optimization. Organizations can now rely on Ixia for global visibility into emerging cyber threats and the actionable insight needed to harden and optimize converged networks. The addition of BreakingPoint to Ixia’s portfolio of proven network test and visibility products helps ensure business continuity by establishing an end-to-end solution for pre-deployment and production network monitoring, testing and optimization.

News highlights:

•	Customers will benefit from frequent access to innovations in next-generation performance and security testing, user interface design, and global security research.

•	Ixia plans to introduce a new high-port-density BreakingPoint blade as well as the BreakingPoint applications library for IxLoad, and more advancements in 2012 and beyond.

•

Ixia has retained BreakingPoint employees worldwide, including key senior sales and marketing leadership and Dennis Cox, CTO and co-founder of BreakingPoint, who will serve as Ixia’s vice president, security and applications.

“The proliferation of dynamic and evolving applications along with an increase of advanced malicious attacks has created a dangerous lack of control and visibility into both the performance and security of IT infrastructures,” said Vic Alston, Ixia’s president and chief executive officer. “Enterprises, carriers and government organizations spend billions each year to build up their defense-in-depth strategy and optimize network performance, yet these solutions continue to fail in the face of production network traffic. Through our strategic acquisition of BreakingPoint, Ixia can now provide these organizations with the actionable insight needed to make more informed security investments, harden security postures, improve performance and ensure business continuity.”

BreakingPoint led the market in providing global visibility into emerging threats and applications along with advanced insight into the resiliency of IT infrastructures under operationally relevant conditions and malicious attacks. BreakingPoint’s patented network-processor-based simulation and testing platform creates global application and live-attack traffic at Internet scale. Enterprises, carriers and government agencies worldwide depend on BreakingPoint products to battle-test wired and wireless infrastructures, deploy compact cyber ranges, optimize network and data center systems, and implement proactive and effective security processes.

About Ixia

Ixia provides the industry’s most comprehensive converged IP network validation and network visibility solutions. Equipment manufacturers, service providers, enterprises and government agencies use Ixia’s solutions to design, verify and monitor a broad range of wired, Wi-Fi and 3G/LTE equipment and networks. Ixia’s test solutions emulate realistic media-rich traffic and network conditions so that customers can optimize and validate the design, performance and security of their pre-deployment networks. Ixia’s intelligent network visibility platforms provide clarity into physical and virtual production networks for improved performance, security, resiliency and application delivery of cloud, data center and service provider networks. For more information, visit www.ixiacom.com.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding the acquisition of BreakingPoint and future financial performance. In some cases, such forward-looking statements can be identified by terms such as may, will, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include the risk that the anticipated benefits and synergies of the acquisition will not be realized, as well as those factors identified in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Ixia and the Ixia four-petal logo are registered trademarks or trademarks of Ixia. Other trademarks are the property of their respective owners.

Editorial Contact:

Kelly Dorsey

Director of Public Relations

818-444-2957

kdorsey@ixiacom.com

Investor Contact:

Maria Riley

The Blueshirt Group

Investor Relations

415-217-7722

maria@blueshirtgroup.com

Tom Miller

Chief Financial Officer

818-444-2325

tmiller@ixiacom.com